     As filed with the Securities and Exchange Commission on September 21, 1999

                                                      Registration No. 333-

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                     ------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                     ------------

                                   THE TORO COMPANY
                  (Exact name of issuer as specified in its charter)

                 Delaware                      41-0580470
          (State or other jurisdiction       (I.R.S. Employer
      of incorporation or organization)    Identification Number)

                              8111 Lyndale Avenue South
                             Bloomington, Minnesota 55420
                 (Address of principal executive offices) (Zip Code)

                                     ------------

                                   THE TORO COMPANY
                                PERFORMANCE SHARE PLAN
                               (Full title of the plan)

                            J. Lawrence McIntyre, Esquire
                    Vice President, Secretary and General Counsel
                                   The Toro Company
                              8111 Lyndale Avenue South
                             Bloomington, Minnesota 55420
                          Telephone number : (612) 888-8801
              (Name, address and telephone number of agent for service)


                                       Copy to:

                               Helen P. Starr, Esquire
                                   Perkins Coie LLP
                             607 Fourteenth Street, N.W.
                                Washington, D.C. 20005

                           CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
  Title of                 Amount to         Proposed       Proposed          Amount of
securities to            be registered       maximum        maximum        registration fee
be registered                                offering       aggregate
                                             price per      offering
                                             share          price
-----------------------------------------------------------------------------------------------
Common Stock,            500,000 shares(b)   $37.47(c)      $18,735,000(c)     $5,204(d)
par value $1.00 per
share (a)
-----------------------------------------------------------------------------------------------

(a) Each share of Common Stock has one Preferred Share Purchase Right attached to it. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
(b) An indeterminate number of shares will be issued from time to time to participants in the Plan.
(c) Estimated solely to calculate the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low prices reported in the consolidated reporting system on September 15, 1999.
(d)  Restricted fee to be applied to account number 737758.

                              INCORPORATION BY REFERENCE

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration
Statement:

     1. Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1998 (File No. 1-8649).

     2. Its Quarterly Report on Form 10-Q for the quarter ended January 29, 1999 (File No. 1-8649).

     3. Its Quarterly Report on Form 10-Q for the quarter ended April 30, 1999 (File No. 1-8649).

     4. Its Quarterly Report on Form 10-Q for the quarter ended July 30, 1999 (File No. 1-8649).

     5. The descriptions of its Common Stock and Preferred Share Purchase Rights contained in its Registration Statements filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such descriptions (File No. 1-8649).

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The opinion of counsel as to the legality of the securities being registered, which is Exhibit 5 to this Registration Statement, is rendered by J. Lawrence McIntyre. Mr. McIntyre is Vice President, Secretary and General Counsel to Registrant and is eligible to participate in the Plan. As of June 30, 1999, Mr. McIntyre owned 8,073 shares of Common Stock and options to purchase 29,576 shares of Common Stock of Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware empowers a corporation incorporated under the statute to indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve in such capacities with another enterprise at the corporation's request against expenses (including attorneys' fees), as well as judgments, fines and settlements, actually and reasonably incurred by them in connection with any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The power to indemnify exists only where such officer, director, employee or agent has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, where such person had no reasonable cause to believe his conduct was unlawful. Unless a court determines to the contrary, a corporation has no power of indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation. Indemnification against expenses is mandatory to the extent a claim, issue or matter has been successfully defended. Indemnification and advancement of expenses are not deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise. A Delaware corporation also has the power to purchase and maintain insurance on behalf of any person it has the power to indemnify, whether or not indemnity against liability would be allowed under the statute.

     Section 1 of Article XI of the Registrant's Certificate of the Incorporation provides, in accordance with Section 102(b)(7) of the Delaware General Corporation Law, for the elimination or limitation of the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director under certain circumstances.

     Section 2 of Article XI of the Registrant's Certificate of Incorporation mandates indemnification of a director or officer of Registrant or a person serving at the request of the Registrant as a director, officer, employee or agent of another entity to the fullest extent authorized by the Delaware General Corporation Law against expenses, liability and loss and authorizes the Board to express such rights in written contracts.

     The Registrant also maintains liability insurance policies which provide for indemnification of a director or officer of Registrant or a person serving at the request of the Registrant as a director, officer, employee or agent of another entity against certain liabilities under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION

4    Instruments defining the rights of security holders, including indentures

     4(a) Specimen form of Common Stock certificate (incorporated by reference to Exhibit 4(c) to Registrant's Registration Statement on Form S-8,
          Registration No. 2-94417)

     4(b) Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-3,
          Registration No. 33-16125)

     4(c) Certificate of Amendment to Certificate of Incorporation dated
          December 9, 1986 (incorporated by reference to Exhibit 3 to
          Registrant's Quarterly Report on Form 10-Q for the quarter ended
          January 30, 1987, Commission File No. 1-8649)

     4(d) Certificate of Designation to Certificate of Incorporation dated May
          28, 1998 (incorporated by reference to Exhibit (c)(1) to Registrant's
          Current Report on Form 8-K dated May 27, 1998, Commission File No. 1-8649)

     4(e) Bylaws of Registrant, as amended (incorporated by reference to Exhibit
          3(ii) and 4(d) to Registrant's Form 10-Q for the quarter ended April
          30, 1999)

     4(f) Rights Agreement dated as of May 20, 1998, between the Registrant and
          Norwest Bank Minnesota National Association, relating to rights to purchase Series B Junior Participating Voting Preferred Stock
          (incorporated by reference to Exhibit (c)(1) to Registrant's Current
          Report on Form 8-K dated May 27, 1998, Commission File No. 1-8649).

     4(g) Indenture dated as of January 31, 1997 between Registrant and First
          National Trust Association, as Trustee, relating to Registrant's
          7.125% Notes due June 15, 2007 and its 7.80% Debentures due June 15,
          2027 (incorporated by reference Exhibit 4(a) to Registrant's Current
          Report on Form 8-K for June 24, 1997, Commission File No. 1-8649).

5         Opinion of counsel re legality

23(a)     Consent of KPMG LLP.

23(b)     Consent of counsel (contained in Exhibit 5)

24        Powers of Attorney (contained in signature pages)

ITEM 9.  UNDERTAKINGS.

     1.        Rule 415 offering.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (unless the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement);

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (unless the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement); notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings incorporating subsequent Securities Exchange Act of 1934 documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota on the 16th day of September , 1999.


                         THE TORO COMPANY
                         (Registrant)


                         By:            *
                             -------------------------------------
                             J. Lawrence McIntyre, Vice President,
                             Secretary and General Counsel


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kendrick B. Melrose, Stephen P. Wolfe and
J. Lawrence McIntyre, or any one of them, each with power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and/or all subsequent amendments to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby approving and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                               TITLE                         DATE

          *                   Chairman, Chief Executive          September 16, 1999
---------------------         Officer, President and Director
Kendrick B. Melrose           (Principal Executive Officer)

          *                   Vice President Finance             September 16, 1999
---------------------         and Chief Financial Officer
Stephen P. Wolfe              (Principal Financial Officer)


                                     II-6

          *                   Vice President and Controller      September 16, 1999
---------------------        (Principal Accounting Officer)
Randy B. James
                              Director
---------------------
Ronald O. Baukol

          *                   Director                           September 16, 1999
---------------------
Robert C. Buhrmaster


                              Director
---------------------
Winslow H. Buxton


                              Director
---------------------
Janet K. Cooper


          *                   Director                           September 16, 1999
---------------------
Alex A. Meyer

          *                   Director                           September 16, 1999
---------------------
Robert H. Nassau


          *                   Director                           September 16, 1999
---------------------
Dale R. Olseth


          *                   Director                           September 16, 1999
---------------------
Christopher A. Twomey


          *                   Director                           September 16, 1999
---------------------
Gregg W. Steinhafel


          *                   Director                           September 16, 1999
---------------------
Edwin H. Wingate

                                      II-7